Exhibit 10.14.43


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                               X.L. AMERICA, INC.


                                  $255,000,000



                6.58% GUARANTEED SENIOR NOTES DUE APRIL 12, 2011



                                  GUARANTEED BY



                                 XL CAPITAL LTD
                                XL INSURANCE LTD

                                       AND

                                    XL RE LTD



                                   -----------


                             NOTE PURCHASE AGREEMENT



                                   -----------


                           Dated as of April 12, 2001


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.     AUTHORIZATION OF NOTES AND GUARANTEE...................................1

2.     SALE AND PURCHASE OF NOTES.............................................1

3.     CLOSING................................................................2

4.     CONDITIONS TO CLOSING..................................................2

       4.1    Representations and Warranties..................................2

       4.2    Performance; No Default.........................................2

       4.3    Compliance Certificates.........................................3

       4.4    Opinions of Counsel.............................................3

       4.5    Purchase Permitted By Applicable Law, etc.......................3

       4.6    Sale of Other Notes.............................................4

       4.7    Payment of Special Counsel Fees.................................4

       4.8    Private Placement Number........................................4

       4.9    Changes in Corporate Structure..................................4

       4.10   Guarantee.......................................................4

       4.11   Proceedings and Documents.......................................4

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.......4

       5.1    Organization; Power and Authority...............................5

       5.2    Authorization, etc..............................................5

       5.3    Disclosure......................................................5

       5.4    Organization and Ownership of Shares of Subsidiaries............6

       5.5    Financial Statements............................................6

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       5.6    Compliance with Laws, Other Instruments, etc....................6

       5.7    Governmental Authorizations, etc................................7

       5.8    Litigation; Observance of Statutes and Orders...................7

       5.9    Taxes...........................................................7

       5.10   Title to Property; Leases.......................................8

       5.11   Licenses, Permits, etc..........................................8

       5.12   Compliance with ERISA...........................................8

       5.13   Private Offering by the Company.................................9

       5.14   Use of Proceeds; Margin Regulations.............................9

       5.15   Existing Indebtedness...........................................9

       5.16   Investment Company Act.........................................10

6.     REPRESENTATIONS OF THE PURCHASER......................................10

       6.1    Purchase for Investment........................................10

       6.2    Source of Funds................................................10

7.     INFORMATION AS TO COMPANY AND GUARANTORS..............................12

       7.1    Financial and Business Information.............................12

       7.2    Officers' Certificate..........................................13

       7.3    Inspection.....................................................14

8.     PREPAYMENT OF THE NOTES...............................................14

       8.1    Optional Prepayments with Make-Whole Amount....................14

       8.2    Allocation of Partial Prepayments..............................14

       8.3    Maturity; Surrender, etc.......................................15

       8.4    Purchase of Notes..............................................15

       8.5    Change of Control..............................................15

       8.6    Make-Whole Amount..............................................16
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9.     AFFIRMATIVE COVENANTS.................................................18

       9.1    Compliance with Law............................................18

       9.2    Insurance......................................................18

       9.3    Maintenance of Properties......................................18

       9.4    Payment of Taxes...............................................18

       9.5    Corporate Existence, etc.......................................20

       9.6    Books and Records..............................................20

       9.7    Continuation of Business.......................................20

       9.8    Claims-Paying Rating...........................................20

10.    NEGATIVE COVENANTS....................................................20

       10.1   Limitation on Indebtedness.....................................20

       10.2   Limitation on Liens............................................21

       10.3   Limitation on Merger, Amalgamation, Consolidation, etc.........23

       10.4   Limitation on Transactions with Affiliates.....................23

       10.5   Limitation on Sale of Assets...................................24

       10.6   Limitation on Consolidated Net Worth...........................24

11.    EVENTS OF DEFAULT.....................................................24

12.    REMEDIES ON DEFAULT, ETC..............................................26

       12.1   Acceleration...................................................26

       12.2   Other Remedies.................................................27

       12.3   Rescission.....................................................27

       12.4   No Waivers or Election of Remedies.............................27

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................27

       13.1   Registration of Notes..........................................27

       13.2   Transfer and Exchange of Notes.................................28

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       13.3   Replacement of Notes...........................................28

       13.4   Legend.........................................................29

14.    PAYMENTS ON NOTES.....................................................29

       14.1   Place of Payment...............................................29

       14.2   Home Office Payment............................................29

15.    EXPENSES, ETC.........................................................30

       15.1   Transaction Expenses...........................................30

       15.2   Survival.......................................................30

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........30

17.    AMENDMENT AND WAIVER..................................................30

       17.1   Requirements...................................................30

       17.2   Solicitation of Holders of Notes...............................31

       17.3   Binding Effect, etc............................................31

       17.4   Notes Held by Company, etc.....................................32

18.    NOTICES...............................................................32

19.    REPRODUCTION OF DOCUMENTS.............................................32

20.    CONFIDENTIAL INFORMATION..............................................33

21.    SUBSTITUTION..........................................................34

       21.1   Substitution of Purchaser......................................34

       21.2   Substitution of Issuer.........................................34

22.    MISCELLANEOUS.........................................................35

       22.1   Successors and Assigns.........................................35

       22.2   Payments Due on Non-Business Days..............................35

       22.3   Severability...................................................35

       22.4   Construction...................................................35

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       22.5   Counterparts...................................................35

       22.6   Governing Law..................................................36

       22.7   Accounting Terms; GAAP and SAP.................................36



       SCHEDULES AND EXHIBITS


Schedule A         Information Relating to Purchasers
Schedule B         Defined Terms
Schedule 4.9       Corporate Structure
Schedule 5.3       Disclosure
Schedule 5.4       Subsidiaries
Schedule 5.5       Financial Statements
Schedule 5.8       Litigation
Schedule 5.11      Licenses, Permits, etc.
Schedule 5.14      Use of Proceeds
Schedule 5.15      Existing Indebtedness
Schedule 10.2(a)   Existing Liens
Exhibit 1A         Form of 6.58% Senior Note Due April 12, 2011
Exhibit 1B         Form of Guarantee of Notes
Exhibit 4.4(a)     Form of Opinion of General Counsel to the Company
Exhibit 4.4(b)     Form of Opinion of General Counsel to XL Capital
Exhibit 4.4(c)     Form of Opinion of Special New York Counsel to the Company
Exhibit 4.4(d)     Form of Opinion of Special Bermuda Counsel to XL Insurance
                   Ltd and XL Re Ltd
Exhibit 4.4(e)     Form of Opinion of Special Cayman Islands Counsel to
                   XL Capital Ltd
Exhibit 4.4(f)     Form of Opinion of Special Counsel to the Purchasers

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                               X.L. AMERICA, INC.

                                  Seaview House
                                70 Seaview Avenue
                             Stamford, CT 06902-6040

                6.58% GUARANTEED SENIOR NOTES DUE APRIL 12, 2011

                                                            as of April 12, 2001

To Each of the Purchasers Listed
in the Attached Schedule A:

Ladies and Gentlemen:

       X.L. America, Inc., a Delaware corporation (the "COMPANY"), XL Capital Ltd, a Cayman Islands exempted limited company ("XL CAPITAL"), XL Insurance Ltd, a company incorporated under the laws of Barbados and continued as an exempted company under the laws of Bermuda ("XL INSURANCE"), and XL Re Ltd, an exempted company incorporated under the laws of Bermuda ("XL RE" and together with XL Capital and XL Insurance, the "GUARANTORS"), agree with you as follows:

       1.     AUTHORIZATION OF NOTES AND GUARANTEE.

       The Company has authorized the issue and sale of $255,000,000 aggregate principal amount of its 6.58% Guaranteed Senior Notes due April 12, 2011 (the "NOTES," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1A, with such changes therefrom, if any, as may be approved by you and the Company. Each of XL Capital, XL Insurance and XL Re has authorized the unconditional and irrevocable guarantee of the Notes (the "GUARANTEE"). The Guarantee shall be substantially in the form set out in Exhibit 1B, with such changes therefrom, if any, as may be approved by you and the Guarantors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

       2.     SALE AND PURCHASE OF NOTES.

       Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical to this Agreement with each of the other Purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your

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obligation hereunder and the obligations of the Other Purchasers under the Other
Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

       3.     CLOSING.

       The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 9:00 a.m., New York time, at a closing (the "CLOSING") on April 12, 2001 or on such other Business Day thereafter on or prior to April 30, 2001 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9415830779 at Fleet Bank, 777 Main Street, Hartford, CT 06101, ABA number 011900571. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your reasonable satisfaction or shall not have been waived by you, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

       4.     CONDITIONS TO CLOSING.

       Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your reasonable satisfaction, prior to or at the Closing, of the following conditions:

       4.1    REPRESENTATIONS AND WARRANTIES.

              The representations and warranties of the Company and the Guarantors in this Agreement shall be correct in all material respects when made and at the time of the Closing.

       4.2    PERFORMANCE; NO DEFAULT.

              The Company and the Guarantors shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

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       4.3    COMPLIANCE CERTIFICATES.

       (a) OFFICERS' CERTIFICATES. The Company and the Guarantors shall have each delivered to you an Officers' Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

       (b) SECRETARY'S CERTIFICATES. The Company and the Guarantors shall have each delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Other Agreements, the Notes and the Guarantee, as applicable.

       4.4    OPINIONS OF COUNSEL.

              You shall have received opinions in form and substance reasonably satisfactory to you, dated the date of the Closing, from (a) Martha G. Bannerman, Esq., General Counsel of the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its General Counsel to deliver such opinion to you), (b) Paul S. Giordano, Esq., General Counsel of XL Capital, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and XL Capital hereby instructs its General Counsel to deliver such opinion to you), (c) Simpson Thacher & Bartlett, special New York counsel to the Company and the Guarantors, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), (d) Conyers, Dill & Pearman, special Bermuda counsel for XL Insurance and XL Re, substantially in the form set forth in Exhibit 4.4(d) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), (e) Hunter & Hunter, special Cayman Islands counsel to XL Capital, substantially in the form set forth in Exhibit 4.4(e) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you) and (f) Coudert Brothers, your special counsel in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(f) and covering such other matters incident to the transaction as you may reasonably request.

       4.5    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

              On the date of the Closing, your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officers'

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                                                                               4


Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

       4.6    SALE OF OTHER NOTES.

              Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

       4.7    PAYMENT OF SPECIAL COUNSEL FEES.

              Without limiting the provisions of Section 15.1, the Company shall have paid, on the date of the Closing, the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4(f) to the extent reflected in a statement of such counsel delivered to the Company at least one Business Day prior to the Closing.

       4.8    PRIVATE PLACEMENT NUMBER.

              A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

       4.9    CHANGES IN CORPORATE STRUCTURE.

              Except as specified in Schedule 4.9, neither the Company nor any Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and none of them shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

       4.10 GUARANTEE. Contemporaneously with the Closing, the Guarantors shall have duly executed and delivered to you the Guarantee.

       4.11   PROCEEDINGS AND DOCUMENTS.

              All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Guarantee and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

       5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.

       The Company and the Guarantors jointly and severally represent and warrant to you that:

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                                                                               5


       5.1    ORGANIZATION; POWER AND AUTHORITY.

              The Company and each Guarantor is a corporation or company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, or in the case of XL Insurance, its jurisdiction of continuation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Guarantor has the corporate power and authority to own or hold under lease the material properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Other Agreements, the Notes and the Guarantee, as applicable, and to perform the provisions hereof and thereof, as applicable.

       5.2    AUTHORIZATION, ETC.

              This Agreement, the Other Agreements, the Notes and the Guarantee have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors, as applicable, and this Agreement constitutes, and, upon execution and delivery thereof, each Other Agreement, each Note and the Guarantee will constitute, a legal, valid and binding obligation of the Company and each Guarantor, as applicable, enforceable against the Company and each Guarantor, as applicable, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              5.3    DISCLOSURE.

              The Company, through its agents, Lehman Brothers Inc. and Banc of America Securities LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 2001 (the "MEMORANDUM"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, the representations and warranties in this Agreement and the related schedules thereto, the Memorandum (other than the materials and information set forth under the caption "Preliminary Summary of Terms" and in Appendices A, G, H and I thereof, including, without limitation any reports or other statements prepared by third parties), the documents, certificates or other writings identified in
Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business or properties of the Company, any Guarantor or any of their respective Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

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              5.4    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

              (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Subsidiaries of XL Capital, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned directly or indirectly by XL Capital. XL Capital does not hold directly or indirectly in partnerships, associations or other similar non-corporate entities any amounts of assets or business which, in the aggregate, would be Material.

              (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by XL Capital, directly or indirectly, have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by XL Capital free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

              (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, or in the case of XL Insurance, its jurisdiction of continuation, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so organized, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except where the failure to have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              5.5    FINANCIAL STATEMENTS.

              The Company has delivered to each Purchaser copies of the financial statements of the Company and the Guarantors listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and the Guarantors and their respective Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

              5.6    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

              The execution, delivery and performance by the Company and the Guarantors of this Agreement and the issuance of the Notes and the Guarantee, as the case may be, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, any Guarantor or any of their respective

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Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company, any Guarantor or any of their respective Subsidiaries is a party or by which the Company, any Guarantor or any of their respective Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling known to the Company or any Guarantor of any court, arbitrator or Governmental Authority applicable to the Company, any Guarantor or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, any Guarantor or any of their respective Subsidiaries, which contravention, breach, default, Lien, conflict or violation, in the case of clauses (a), (b) or (c), would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

              5.7    GOVERNMENTAL AUTHORIZATIONS, ETC.

              No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by each Guarantor of this Agreement or the Guarantee, as the case may be.

              5.8    LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

              (a) Except as disclosed in Schedule 5.8 or as encountered in claims activity, there are no actions, suits or proceedings pending or, to the knowledge of the Company or any Guarantor, threatened against or affecting the Company, any Guarantor or any of their respective Subsidiaries or any property of the Company, any Guarantor or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

              (b) Neither the Company nor any Guarantor nor any of their respective Subsidiaries is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or, to its knowledge, is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

              5.9    TAXES.

              The Company, the Guarantors and their respective Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the

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Company, a Guarantor or any of their respective Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP.

              5.10   TITLE TO PROPERTY; LEASES.

              The Company, the Guarantors and their respective Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent balance sheets referred to in
Section 5.5 or purported to have been acquired by the Company, any Guarantor or any of their respective Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

              5.11   LICENSES, PERMITS, ETC.

              Except as disclosed in Schedule 5.11, the Company, the Guarantors and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without (to the best knowledge of the Company and the Guarantors) any conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

              5.12   COMPLIANCE WITH ERISA.

              (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code with respect to any Plan, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
       Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

              (b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001

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       of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

              (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

              (d) The execution and delivery of this Agreement and the issuance and sale of the Notes and the issuance of the Guarantee hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

              5.13   PRIVATE OFFERING BY THE COMPANY.

              Neither the Company nor the Guarantors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 75 other institutional investors, none of whom was (i) a competitor of the Company, any Guarantor or any Affiliate thereof, or (ii) an Affiliate of a competitor of the Company, any Guarantor or any Affiliate thereof, each of which has been offered the Notes at a private sale for investment. Neither the Company or the Guarantors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Guarantee to the registration requirements of Section 5 of the Securities Act.

              5.14   USE OF PROCEEDS; MARGIN REGULATIONS.

              The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221, as amended), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or the Guarantors in a violation of Regulation X of said Board (12 CFR 224, as amended) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220, as amended). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

              5.15   EXISTING INDEBTEDNESS.

              Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company, the Guarantors and their respective Subsidiaries as of December 31, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company, any Guarantor or any of their respective Subsidiaries except such as may have occurred in the ordinary course of business. Neither the Company nor any Guarantor nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Company, any Guarantor or any of their respective Subsidiaries in an aggregate outstanding principal amount in excess of $50,000,000, and no event or condition exists with respect to any such Indebtedness of the Company, any Guarantor or any of their respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

              5.16   INVESTMENT COMPANY ACT.

              Neither the Company nor any Guarantor nor any of their respective Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

              6.     REPRESENTATIONS OF THE PURCHASER.

              6.1    PURCHASE FOR INVESTMENT.

              You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds (or commingled pension trust funds) for whom you are acting as investment manager, agent or investment advisor, and not with a view to the distribution thereof; PROVIDED that the disposition of your or their property shall at all times be within your or their control, and (ii) you or the Person for whose account such Notes are being purchased is either (x) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (y) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act. You understand that the Notes and the Guarantee have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Company nor any of the Guarantors is required to register the Notes or the Guarantee.

              6.2    SOURCE OF FUNDS.

              You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

              (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

              (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and , except as disclosed in writing to the Company at least two Business Days prior to the Closing, no employee benefit plan or group of plans maintained by the same employer or employee organization owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

              (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM EXEMPTION and the purchase and holding of the Notes is exempt under PTE 84-14, no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c) (1) of PTE 84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of PTE 84-14 are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of PTE 84-14) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing at least two Business Days prior to the Closing; or

              (d)    the Source is a governmental plan; or

              (e) the Source is an "insurance company general account" within the meaning of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") issued by the U.S. Department of Labor, and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

              (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

              7.     INFORMATION AS TO COMPANY AND GUARANTORS.

              7.1    FINANCIAL AND BUSINESS INFORMATION.

              The Company and each Guarantor, as the case may be, shall deliver to each holder of Notes that is an Institutional Investor:

              (a) QUARTERLY STATEMENTS. Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company and each Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                     (i) consolidated balance sheets of the Company and each Guarantor and their respective consolidated Subsidiaries as at the end of such period, and

                     (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and each Guarantor and their consolidated Subsidiaries for each such period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such period, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (if such figures were already produced for such corresponding period or periods), all prepared in accordance with GAAP or, in the case of XL Insurance and XL Re, SAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes; PROVIDED that delivery within the time period specified above of copies of XL Capital's Quarterly Report on Form 10-Q filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a) as they relate to XL Capital so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this Section 7.1(a);

              (b) ANNUAL STATEMENTS. As soon as practicable and in any event within 135 days after the end of each fiscal year of the Company and of each Guarantor, as the case may be (but in the case of XL Capital, within 100 days after the end of each fiscal year of XL Capital), duplicate copies of,

                     (i) consolidated balance sheets of the Company and each Guarantor and their respective consolidated Subsidiaries, as at the end of such year, and

                     (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and each Guarantor and their respective consolidated Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods), all prepared in accordance with GAAP or, in the case of XL Insurance and XL Re, SAP, and accompanied

(except in the case of the Company) by a report thereon of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations and cash flows of such companies and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Insurance and XL Re) SAP, as the case may be, consistently applied; PROVIDED, that delivery within the time period specified above of copies of XL Capital's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b) as they related to XL Capital;

              (c) SEC AND OTHER REPORTS. At such time as the Company or any Guarantor is required to file periodic reports with the SEC, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or such Guarantor to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or such Guarantor with the SEC;

              (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Promptly after a Responsible Officer's becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company or the applicable Guarantor is taking or proposes to take with respect thereto;

              (e) NOTICE OF MATERIAL EVENTS. Promptly after a Responsible Officer's becoming aware of the existence of any event or condition constituting, or which could reasonably be expected to have, a Material Adverse Effect, a written notice specifying the nature of such event or condition and what action the Company or the applicable Guarantor is taking or proposes to take with respect thereto; and

              (f) REQUESTED INFORMATION. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, the Guarantors or any of their respective Subsidiaries or relating to the ability of the Company and the Guarantors to perform their obligations hereunder and under the Notes and the Guarantee, as the case may be, as from time to time may be reasonably requested by any such holder of Notes.

              7.2    OFFICERS' CERTIFICATE.

              Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer certifying as to whether a Default or Event of Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

              7.3    INSPECTION.

              The Company and the Guarantors shall permit the representatives of each holder of Notes that is an Institutional Investor:

              (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company or a Guarantor, as the case may be, to visit once per calendar year the principal executive offices of the Company or such Guarantor, to discuss the affairs, finances and accounts of the Company, the Guarantors and their Subsidiaries with the executive and financial management of the Company and the Guarantors, as the case may be; and

              (b) DEFAULT -- if a Default or an Event of Default then exists, at the expense of the Company and the Guarantors, as the case may be, to visit and inspect any of the offices or properties of the Company, any Guarantor or any of their respective Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company and each Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Company, each Guarantor and their Subsidiaries), all at such times and as often as may be reasonably requested.

              8.     PREPAYMENT OF THE NOTES.

              8.1    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

              The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date of prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.2), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

              8.2    ALLOCATION OF PARTIAL PREPAYMENTS.

              In the case of each partial prepayment of the Notes pursuant to
Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

              8.3    MATURITY; SURRENDER, ETC.

              In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

              8.4    PURCHASE OF NOTES.

              The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

              8.5    CHANGE OF CONTROL.

              (a) NOTICE. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay the Notes as described in subparagraph (b) of this Section 8.5 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.5.

              (b) OFFER TO PREPAY THE NOTES. The offer to prepay the Notes contemplated by subparagraph (a) of this Section 8.5 shall be an offer to prepay, in accordance with and subject to this Section 8.5, all, but not less than all, of the Notes held by each holder on a date specified in such offer (the "PROPOSED PREPAYMENT DATE") that is not less than 45 days and not more than 75 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 60th day after the date of such offer).

              (c) ACCEPTANCE; REJECTION. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.5 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder.

              (d) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 8.5 shall be at 100% of the principal amount of such Notes, plus the Modified Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Modified Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date.

              (e) OFFICERS' CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.5 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.5; (iii) the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.5 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

              (f) COMPLIANCE WITH LAW. The Company and the Guarantors will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the prepayment of Notes pursuant to this Section 8.5. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 8.5, the Company and the Guarantors will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 8.5 by virtue thereof.

              8.6    MAKE-WHOLE AMOUNT.

              (a) The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or 8.5 or has become or is declared to be immediately due and payable pursuant to
       Section 12.1, as the context requires.

              "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

              "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Gov't PX" of the Bloomberg Financial Market Services (or, if not available, such other display as may replace such display on Bloomberg Financial Market Services or any other nationally recognized trading screen reporting on-line intra-day trading in U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

              "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Called Principal.

              "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1,
       8.5 or 12.1.

              "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or Section 8.5, or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

              (b) The term "MODIFIED MAKE-WHOLE AMOUNT" has the meaning set forth in paragraph (a) above under "Make-Whole Amount" as if all references to "Make-Whole

       Amount" therein were references to "Modified Make-Whole Amount," except that 1.00% shall be substituted for 0.50% in the definition of "Reinvestment Yield."

              9.     AFFIRMATIVE COVENANTS.

              The Company and each Guarantor covenants that so long as any of the Notes are outstanding:

              9.1    COMPLIANCE WITH LAW.

              The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses; PROVIDED that the Company, any Guarantor or any of their respective Subsidiaries will not be deemed to be in violation of this Section as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or (ii) otherwise impair the ability of the Company or any Guarantor to perform its obligations under this Agreement or the Guarantee.

              9.2    INSURANCE.

              The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to their respective Material properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties and similarly situated.

              9.3    MAINTENANCE OF PROPERTIES.

              The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in their respective businesses and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect; PROVIDED, HOWEVER, that the foregoing shall not impose on the Company, any Guarantor or any of their respective Subsidiaries any obligation in respect of any property leased by the Company, any such Guarantor or any of their respective Subsidiaries in addition to the Company's, any Guarantor's or any of their respective Subsidiaries' obligations under the applicable document creating such lease or tenancy.

              9.4    PAYMENT OF TAXES.

              The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, pay or discharge:

              (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of their respective properties or income;

              (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

              (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 10.2) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company or any Guarantor in any proceeding under the Bermuda Companies Act 1981 or the Bermuda Insurance Act 1978, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving the Company, any Guarantor or any of their respective Subsidiaries;

PROVIDED that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, neither the Company nor any Guarantor need pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

              9.5 CORPORATE EXISTENCE, ETC. The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation, or in the case of XL Insurance, its jurisdiction of continuation, except where the failure to maintain such corporate existence and material rights and franchises would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; PROVIDED that the foregoing shall not prohibit any merger, amalgamation, consolidation or other transaction permitted under Section 10.3 or 10.5 or any merger, amalgamation, consolidation, asset transfer or similar transaction solely between or among the Company, the Guarantors and their respective Subsidiaries otherwise permitted under Section 10.3. The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

              9.6 BOOKS AND RECORDS. The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and the dispositions of their assets, and will, and will cause each of their respective Subsidiaries to, maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit the preparation of financial statements required by this Agreement in conformity with GAAP and SAP, as applicable, and to ascertain accountability for assets.

              9.7 CONTINUATION OF BUSINESS. The Company and each of the Guarantors and each of their respective Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date hereof and businesses related or incidental thereto.

              9.8 CLAIMS-PAYING RATING. XL Capital will maintain at all times a claims-paying rating of at least "A" from A.M. Best & Company (or its successor) and XL Insurance and XL Re will maintain at all times a claims-paying rating of at least "A" from Standard & Poor's Rating Services (or its successor).

              10.    NEGATIVE COVENANTS.

              10.1 LIMITATION ON INDEBTEDNESS. Neither the Company nor any Guarantor shall, nor shall the Company or any Guarantor permit any of their respective Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

              (a) the Notes, the Guarantee and Indebtedness existing on the date hereof and described in Schedule 5.15 hereto or reflected in the financial statements listed in Schedule 5.5 hereto, or incurred pursuant to the bank credit agreements listed in Schedule 5.15 hereto and any refinancing of the foregoing and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

              (b) secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of the Company, any Guarantor or any of their respective Subsidiaries in an aggregate principal amount (for XL Capital and all of its Subsidiaries) not exceeding $750 million at any time outstanding;

              (c) secured Indebtedness of a Person who is not an Affiliate of the Company existing at the time of the acquisition of such Person by the Company or any Subsidiary and any refinancing of the foregoing and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

              (d) other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;

              (e) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by the Company, any Guarantor or any of their respective Subsidiaries; and

              (f) Indebtedness incurred in transactions described in Section 10.2(f) and (i) hereof.

              10.2 LIMITATION ON LIENS. Neither the Company nor any Guarantor shall, nor shall the Company or any Guarantor permit any of their respective Subsidiaries to create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

              (a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, PROVIDED that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and set forth on Schedule 10.2(a);

              (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 9.4 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Section 9.4;

              (c) Liens on property securing all or part of the purchase price thereof to the Company or any Guarantor or any of their respective Subsidiaries and Liens (whether or not assumed) existing on property at the time of purchase thereof by the Company or such Guarantor or Subsidiary (and extension, renewal and replacement Liens upon the same property); PROVIDED that (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and
       (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by the Company or such Guarantor or Subsidiary, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

              (d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Company, such Guarantor or any of their respective Subsidiaries;

              (e) Liens securing Indebtedness permitted by Section 10.1(b) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

              (f) Liens on cash and securities of the Company, a Guarantor or any of their respective Subsidiaries incurred as part of the management of its investment portfolio in accordance with XL Capital's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of XL Capital (or any committee thereof), including, for purposes of this clause (f), any Lien existing on cash or securities of a Person immediately prior to its being consolidated with, amalgamated with or merged into the Company, a Guarantor or any of their respective Subsidiaries or its becoming a Subsidiary, incurred as part of the management of its investment portfolio, PROVIDED that such Liens are conformed to comply with XL Capital's Statement of Investment Policy Objectives and Guidelines as promptly as reasonably practicable following the consummation of such acquisition, amalgamation, merger or otherwise becoming a Subsidiary;

              (g) Liens on (i) assets received, and on actual or imputed investment income on such assets received, relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of the Company's, any Guarantor's or any of their respective Subsidiaries' business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof, in each case held in a segregated trust or other account and securing such liabilities or (ii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; PROVIDED that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (g);

              (h) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business; and

              (i) Liens existing on property of a Person immediately prior to its being consolidated with, amalgamated with or merged into the Company, a Guarantor or any of their respective Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by the Company, a Guarantor or any of their respective Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) and any extension, renewal and replacement Liens upon the same property, PROVIDED that (i) the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing, (ii) no such Lien shall have been created or assumed in contemplation of such consolidation, amalgamation or merger or such Person's becoming a Subsidiary or such acquisition of property and (iii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

              10.3   LIMITATION ON MERGER, AMALGAMATION, CONSOLIDATION, ETC.

              Neither the Company nor any Guarantor shall consolidate with, amalgamate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of related transactions to any Person unless:

              (a) the successor formed by such consolidation, the amalgamated company or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or such Guarantor as an entirety, as the case may be, shall be a solvent corporation organized and existing, in the case of the Company only, under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company or such Guarantor is not such successor or survivor corporation, such successor or survivor corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and any applicable Guarantee, as the case may be; and

              (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

              No such conveyance, transfer or lease of substantially all of the assets of the Company or any Guarantor shall have the effect of releasing the Company or such Guarantor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.3 from its obligations under this Agreement, the Notes or any Guarantee, as the case may be.

              10.4   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

              Neither the Company nor any Guarantor shall, and the Company and each Guarantor shall not permit any of their respective Subsidiaries to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service, but excluding any loans or advances, or issuances of options and other securities, to employees in the ordinary course of business) with any Affiliate (other than the Company, a Guarantor or another Subsidiary of the Company or a Guarantor), except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Schedule 5.5 hereto, (ii) transactions among the Company, the Guarantors and their respective wholly-owned subsidiaries, and
(iii) transactions with Affiliates in good faith in the ordinary course of business consistent with past practice and on terms no less favorable to the Company, such Guarantor or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person.

              10.5   LIMITATION ON SALE OF ASSETS.

              Except as permitted under Section 10.3, neither the Company nor any Guarantor shall, nor shall the Company or any Guarantor permit any of their respective Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as an "ASSET DISPOSITION" and any series of related Asset Dispositions constituting but a single Asset Disposition), any of its Assets, tangible or intangible (including, but not limited to, sale, assignment, discount, or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

              (a) Asset Dispositions in the ordinary course of business involving current assets or other assets classified on the Company's or any Guarantor's consolidated balance sheets as available for sale;

              (b) Asset Dispositions in immediate exchange for cash or tangible assets; PROVIDED that any such Asset Dispositions shall not individually, or in the aggregate for the Company, the Guarantors and their respective Subsidiaries, exceed $500 million in any calendar year; or

              (c) Asset Dispositions of equipment or other property which is obsolete or no longer useful in the conduct of the business of the Company, such Guarantor or such Subsidiary.

              10.6   LIMITATION ON CONSOLIDATED NET WORTH.

              XL Capital shall not permit its Consolidated Net Worth to be less than $2,000,000,000.

              11.    EVENTS OF DEFAULT.

              An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

              (a) the Company defaults in the payment of any principal or Make Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

              (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

              (c) the Company or any Guarantor defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.6; or

              (d) the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 20 days after the

       Company or such Guarantor, as applicable, receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

              (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor, or by any officer of the Company or any Guarantor, in this Agreement or in any certificate or financial statement furnished pursuant to the provisions hereof proves to have been false or incorrect in any material respect on the date as of which made; or

              (f) the Company, any Guarantor or any of their respective Significant Subsidiaries shall default in (i) the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes or any Guarantee) that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the performance of or compliance with any other agreement, term or condition in any such agreement or any evidence of any Indebtedness (other than the Notes or any Guarantee or under any hedging obligation) in an aggregate outstanding principal amount of at least $50,000,000, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, PROVIDED that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

              (g) the Company or any Guarantor (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement in bankruptcy, or for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee, liquidator or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

              (h) a court or Governmental Authority of competent jurisdiction enters an order (i) appointing, without consent by the Company or any Guarantor, a custodian, receiver, trustee, liquidator or other officer with similar powers with respect to it or with respect to any substantial part of its property, (ii) for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or (iii) for the dissolution, winding up or liquidation of the Company or any Guarantor, or any such petition shall be filed against the Company or any Guarantor, and, in the case of clauses (i), (ii) and
       (iii), any such order shall have continued undischarged or unstayed for a period of 60 days; or

              (i) a final judgment or judgments for the payment of money aggregating in excess of $100,000,000 is or are rendered against one or more of the Company, any

       Guarantor or any of their respective Significant Subsidiaries, which judgments are not vacated, discharged, stayed (whether by appeal or otherwise) or are bonded pending appeal within 45 days from the entry thereof; or

              (j) the Guarantee shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any Guarantor shall contest such validity or binding nature of the Guarantee, or any other Person shall assert any of the foregoing; or

              (k) An ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan shall have occurred that when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Company, the Guarantors and their Subsidiaries in an aggregate amount exceeding $100,000,000.

              12.    REMEDIES ON DEFAULT, ETC.

              12.1   ACCELERATION.

              (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
       (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all of the Notes then outstanding shall automatically become immediately due and payable.

              (b) If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

              (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

              Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the fullest extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

              12.2   OTHER REMEDIES.

              If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

              12.3   RESCISSION.

              At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than a majority in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company and/or one or more of the Guarantors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

              12.4   NO WAIVERS OR ELECTION OF REMEDIES.

              No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

              13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

              13.1   REGISTRATION OF NOTES.

              The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary and shall have no liability to any unregistered holder. The Company shall give to any holder of a Note that certifies to the Company that it is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

              13.2   TRANSFER AND EXCHANGE OF NOTES.

              Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000; PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.

              13.3   REPLACEMENT OF NOTES.

              Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

              13.4 LEGEND. Each Note issued on the date of the Closing and the related Guarantee and each Note issued thereafter pursuant to this Section 13 and the related Guarantee shall bear a legend substantially as follows (until such time as the Company in its reasonable judgment concludes that such legend is no longer necessary or advisable in order to comply with applicable law):

              "NEITHER THIS NOTE NOR THE RELATED GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES LAWS OF ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS."

              14.    PAYMENTS ON NOTES.

              14.1   PLACE OF PAYMENT.

              Subject to Section 14.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Stamford, Connecticut, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

              14.2   HOME OFFICE PAYMENT.

              So long as you or your nominee shall be the holder of any Note, and not withstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that becomes a holder of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

              15.    EXPENSES, ETC.

              15.1   TRANSACTION EXPENSES.

              Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Guarantee (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Guarantee, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Guarantee or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

              15.2   SURVIVAL.

              The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

              16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                     AGREEMENT.

              All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Guarantee, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company or such Guarantor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Guarantee embody the entire agreement and understanding between you and the Company and the Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

              17.    AMENDMENT AND WAIVER.

              17.1   REQUIREMENTS.

              This Agreement, the Notes and the Guarantee may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Guarantors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section l, 2, 3, 4, 5, 6 or 21 hereof or of any provision of the Guarantee, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or the Modified Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

              17.2   SOLICITATION OF HOLDERS OF NOTES.

              (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with reasonably sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Guarantee. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

              (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes or the Guarantee unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

              17.3   BINDING EFFECT, ETC.

              Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company or the Guarantors, as the case may be, without regard to whether such Note or the Guarantee has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or any Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

              17.4   NOTES HELD BY COMPANY, ETC.

              Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or the Guarantee, or have directed the taking of any action provided herein or therein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

              18.    NOTICES.

              All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                     (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

                     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Martha G. Bannerman, Esq. (Telecopy No.: 203-964-9857) or at such other addresses as the Company shall have specified to the holder of each Note in writing, or

                     (iv) if to any Guarantor, to XL Capital at Cumberland House, One Victoria Street, Hamilton HM11 Bermuda, to the attention of Paul S. Giordano, Esq. (Telecopy No.: 441-292-8618) or such other address as the Guarantors shall have specified to you in writing.

Notices under this Section 18 will be deemed given only when actually received.

              19.    REPRODUCTION OF DOCUMENTS.

              This Agreement, the Guarantee and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

              20.    CONFIDENTIAL INFORMATION.

              You agree to keep confidential any information relating to the Company, any Guarantor or any of their respective Subsidiaries received by you pursuant to or in connection with this Agreement which is (a) information which you reasonably expect that the Company, such Guarantor or such Subsidiary would want to keep confidential or (b) information which is clearly marked "CONFIDENTIAL"; PROVIDED, HOWEVER, that this Section 20 shall not be construed to prevent you from disclosing such information (i) to any Affiliate that shall agree in writing for the benefit of the Company or the applicable Guarantor or Subsidiary, as the case may be, to be bound by this obligation of confidentiality, (ii) upon the order of any court or demand of any regulatory agency or authority having jurisdiction over you which request or demand has the force of law, (iii) that has been publicly disclosed, other than from or as a result of a breach of this provision by you, (iv) that has been obtained from any person that is neither a party to this Agreement nor an Affiliate of any such party, but only to the extent that such disclosure does not, to your knowledge, violate a confidentiality agreement or other duty of confidentiality between such person and the Company or the applicable Guarantor or Subsidiary,
(v) in connection with the exercise of any right or remedy hereunder or under any Guarantee or Note, (vi) as expressly contemplated by this Agreement or any Guarantee, (vii) to any prospective purchaser of your Notes who shall agree in writing for the benefit of the Company and the Guarantors and their respective Subsidiaries to be bound by the obligation of confidentiality in this Agreement or in respect of which the transfer to such prospective purchaser has been consented to by the Company or the applicable Guarantor, which consent shall not be unreasonably withheld if such purchaser is not (x) a competitor of the Company, any Guarantor or any Affiliate thereof or (y) an Affiliate of a competitor of the Company, any Guarantor or any Affiliate thereof, (viii) your directors, offices, employees, agents and attorneys (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ix) your financial advisors and other professional advisors who agree to hold confidential such information substantially in accordance with the terms of this Section 20, (x) any other holder of any Note,
(xi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (xii) any other Person to which such delivery or disclosure may be necessary or appropriate to effect compliance with any law, rule, regulation or order applicable to you. Notwithstanding the foregoing, you agree that neither you nor any of your Affiliates will trade the securities of the Company or any of the Guarantors based upon material non-public information that you receive pursuant to or in connection with this Agreement.

              21.    SUBSTITUTION.

              21.1   SUBSTITUTION OF PURCHASER.

              You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder so long as such Affiliate is not (i) a competitor of the Company, any Guarantor or any Affiliate thereof or (ii) an Affiliate of a competitor of the Company, any Guarantor or any Affiliate thereof, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement (including, specifically, Section 20) and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer (and confirmation by you of your agreement to be bound by this agreement (including, specifically, Section 20) and the accuracy with respect to you of the representations set forth in Section 6), wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

              21.2   SUBSTITUTION OF ISSUER.

              Subject to the provisions of this Section 21.2, the Company shall have the right at any time, without the consent of any holder of Notes, to agree to and cause the substitution of any other Subsidiary of XL Capital in its place as debtor and obligor with respect to the Notes (each, a "SUBSTITUTE"), and upon such substitution the Company shall be released from all liability that it may have under the Notes and this Note Purchase Agreement. Any such substitution shall be made by an addendum to this Note Purchase Agreement and each of the Other Agreements, duly executed by the Substitute, pursuant to which (i) the Substitute shall agree to assume all of the obligations of the Company hereunder and under the Other Agreements and the Notes, and (ii) each of the Guarantors shall confirm that their respective Guarantees remain in full force and effect notwithstanding such substitution. Such Substitute shall be a solvent corporation and either (x) such Substitute shall be organized and existing under the laws of the United States or any State thereof (including the District of Columbia), or (ii) such addendum shall contain provisions applicable to such Substitute with the substantive effect of Sections 7 (Taxes; Payment of Additional Amounts), 9 (Submission to Jurisdiction), 10 (Waiver of Venue), 11 (Service of Process), and 13 (Judgment Currency) of the Guarantee. In any case,
(A) the Company and the Substitute shall have caused either (i) appropriately qualified in-house counsel at the Company or any of the Guarantors or the Substitute, or (ii) special counsel to the Substitute in connection with such substitution or (iii) other counsel reasonably satisfactory to the holders of a majority of the principal amount of the Notes then outstanding to have rendered a favorable opinion reasonably satisfactory to such holders with respect to the power and authority of such Substitute to enter into and perform such addendum and with respect to the execution and delivery of, and valid, legal and binding nature of such addendum and its enforceability in accordance with its terms; and
(B) immediately after giving
effect to such substitution, no Default or Event of Default shall have occurred and be continuing. The Company and the Substitute shall deliver to each holder of Notes a copy of such addendum and opinion not less than five Business Days prior to the date on which the substitution is proposed to become effective.

              22.    MISCELLANEOUS.

              22.1   SUCCESSORS AND ASSIGNS.

              All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

              22.2   PAYMENTS DUE ON NON-BUSINESS DAYS.

              Anything in this Agreement, the Notes or any Guarantee to the contrary notwithstanding, any payment of principal of, or Make-Whole Amount or Modified Make-Whole Amount or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

              22.3   SEVERABILITY.

              Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

              22.4   CONSTRUCTION.

              Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

              22.5   COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

              22.6   GOVERNING LAW.

              THIS AGREEMENT AND THE RIGHTS AND THE DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              22.7   ACCOUNTING TERMS; GAAP AND SAP.

              Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; PROVIDED that, if the Company notifies the holders of the Notes that the Company or any Guarantor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                          SIGNATURE PAGES TO FOLLOW.]

       If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you, the Company and the Guarantors.



                                         Very truly yours,

                                         X.L. AMERICA, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

       IN WITNESS WHEREOF, XL INSURANCE LTD and XL RE LTD have caused this Agreement to be duly executed as a deed the day and year first before written.



The common seal of        )
XL INSURANCE LTD          )
was hereunto affixed      )
in the presence of:       )


Name:
     ----------------------
Title:
      ---------------------



The common seal of        )
XL RE LTD                 )
was hereunto affixed      )
in the presence of:       )


Name:
     ----------------------
Title:
      ---------------------

       IN WITNESS WHEREOF, XL CAPITAL has caused this Agreement to be executed as a deed by an authorized officer as of the day and year first above written.



                                      EXECUTED AS A DEED by XL CAPITAL LTD,
                                      as a Guarantor




                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      ------------------------------------------
                                      Witness

                                                                      SCHEDULE B


                                  DEFINED TERMS


              As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

              "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

              "ASSETS" means, at any time, the properties and other assets of the Company, any Guarantor or any of their respective Subsidiaries, as the context requires, at such time, determined in accordance with GAAP or SAP, as applicable.

              "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized by law to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, the Cayman Islands, the British West Indies or Hamilton, Bermuda are required or authorized to be closed.

              "CAPITALIZED LEASE OBLIGATION" means any lease obligation which is required to be capitalized in accordance with GAAP or SAP, as applicable.

              "CHANGE OF CONTROL" means the occurrence of any one of the following events: (i) any "Person" or "group" (as used in Sections 13 and 14 of the Exchange Act) of Persons becoming the beneficial owner (as defined in the rules and regulations promulgated by the SEC) of more than 40% of the total voting power of the outstanding Voting Stock of XL Capital, (ii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of XL Capital and its Subsidiaries taken as a whole, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of XL Capital (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of XL Capital, as the case may be, was approved by a vote of a majority of the directors of XL Capital then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of XL Capital then in office.

              "CLOSING" is defined in Section 3.

              "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              "COMPANY" means X.L. America, Inc., a Delaware corporation.

              "CONFIDENTIAL INFORMATION" is defined in Section 20.

              "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of XL Capital and its Subsidiaries determined in accordance with GAAP.

              "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

              "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

              "DEFAULT RATE" means, with respect to any Note, at any time, the per annum interest rate equal to the greater of (i) the stated rate of interest of such Note plus 1% per annum or (ii) 1% over the rate of interest publicly announced from time to time by The Chase Manhattan Bank (or its successor) as its "base" or "prime" rate in effect at its principal office in New York City.

              "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) and (c) of the Code.

              "ERISA EVENT" means (a) any "reportable event", as defined in Clause 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Clause 412 of the Code or Clause 302 of ERISA), whether or not waived; (c) the filing pursuant to Clause 412(d) of the Code or Clause 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company, any Guarantor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company, any Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company, any Guarantor or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company, any Guarantor or any ERISA Affiliate of any notice, or the receipt of any Multiemployer Plan from the Company, any Guarantor or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "EVENT OF DEFAULT" is defined in Section 11.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

              "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

              "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

              "GOVERNMENTAL AUTHORITY" means

              (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which the Company, any Guarantor or any Subsidiary conducts all or any substantial part of its business, or which asserts jurisdiction over any significant properties of the Company, any Guarantor or any Subsidiary, or

              (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

              "GUARANTEE" is defined in Section 1.

              "GUARANTORS" means XL Capital Ltd, XL Insurance Ltd and XL Re Ltd.

              "GUARANTY EQUIVALENTS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments or deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Equivalent hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guaranty Equivalent is made.

              "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

              "INDEBTEDNESS" of a Person means (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyds or as a provider of financial or investment services or contracts ( in each case other than in connection with the provision of financing to such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness):

              (a) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person;

              (b) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments including manditorily redeemable preferred stock;

              (c) all indebtedness or liability for or on account of property or services purchased or acquired by such Person;

              (d) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capitalized Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

              (e) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and

              (f)    all Guaranty Equivalents of such Person.

              "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, and (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding.

              "LIEN" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

              "MAKE-WHOLE AMOUNT" is defined in Section 8.6(a).

              "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of XL Capital and its Subsidiaries taken as a whole.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, financial condition or assets of XL Capital and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Guarantor to perform its payment or other material obligations under this Agreement, any Other Agreement, the Notes or the Guarantee, as applicable.

              "MEMORANDUM" is defined in Section 5.3.

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                                                                               5


              "MODIFIED MAKE-WHOLE AMOUNT" is defined in Section 8.6(b).

              "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

              "NON-U.S. BENEFIT PLAN" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Company, any Guarantor or any of their Subsidiaries, with respect to which the Company, such Guarantor or the Subsidiary has an obligation to contribute, for the benefit of employees of the Company, such Guarantor or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefit described in Clause 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

              "NOTES" is defined in Section 1.

              "OFFICERS' CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or any Guarantor, as appropriate, whose responsibilities extend to the subject matter of such certificate.

              "OTHER AGREEMENTS" is defined in Section 2.

              "OTHER PURCHASERS" is defined in Section 2.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

              "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

              "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA that is maintained, or to which contributions are required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

              "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

              "PROPOSED PREPAYMENT DATE" is defined in Section 8.5(b).

              "PURCHASER" means each Person identified on Schedule A as a purchaser of one or more Notes.

              "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

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                                                                               6


              "REQUIRED HOLDERS" means, at any time, the holders of at least 66 2/3% in principal amount of the Notes at such time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

              "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or a Guarantor with responsibility for the administration of the relevant portion of this Agreement.

              "SAP" means, as to any Person, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Person's domicile for the preparation of Annual Statements and other reports by insurance companies of the same type as such Person in effect on the date such statements or reports are filed with the applicable Governmental Authority.

              "SEC" means the Securities and Exchange Commission, or any successor agency.

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

              "SECURITY" is as defined in section 2(1) of the Securities Act.

              "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or a Guarantor, as the case may be.

              "SIGNIFICANT SUBSIDIARY" means, as to any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" of such Person as such term is defined in Regulation S-X of the SEC, as in effect on the date of this Agreement.

              "SUBSIDIARY" means, as to any Person (the "parent"), any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent.

              "VOTING STOCK" means all classes and series of capital stock or of share capital of a corporation then outstanding and normally entitled to vote in the election of directors of such corporation.

              "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Mulitemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.